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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No.1 to Form 8-K of Vital Living, Inc. on Form 8-K/A of our report dated October 27, 2003, appearing in the financial statements of E-Nutriceulticals, Inc. and Subsidiary for the years ended March 31, 2003 and 2002.

/s/ Pannell Kerr Forster of Texas, P.C.
Houston, Texas

November 3, 2003

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INDEPENDENT AUDITORS' CONSENT